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                            DATED SEPTEMBER 30, 1999



                              GOLDEN TELECOM, INC.



              1,336,898 SHARES OF COMMON STOCK, PAR VALUE $.01 EACH





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                             SUBSCRIPTION AGREEMENT

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THIS AGREEMENT is made on September 30, 1999 BETWEEN:

(1)      Golden Telecom, Inc., a Delaware corporation (the "COMPANY"); and

(2)      European Bank for Reconstruction and Development ("INVESTOR").

WHEREAS:

(A) The Company is conducting an initial public offering (the "IPO") of 4,650,000 shares of its Common Stock, par value $.01 per share (the "Common Stock").

(B) In connection with this Agreement, Investor proposes to subscribe for, and the Company proposes to issue to Investor, 1,336,898 shares of Common Stock (the "Shares") concurrently with the IPO.

(C) Investor intends to pay for the Shares purchased from the Company with $15,000,000 in cash.

(D) The Company has filed with the U.S. Securities and Exchange Commission a registration statement on Form S-1, File No. 333-82791 (the "Form S-1"), relating to the shares of Common Stock to be offered and sold in the IPO and to the other securities to be offered and sold concurrently with the IPO, including the Shares.

(E) Investor has received (i) a copy of the preliminary prospectus, dated September 13, 1999, and (ii) a copy of the prospectus, dated September 30, 1999 (the "Prospectus"), each relating to the Company and its issuance of shares of Common Stock.

IT IS AGREED as follows:

1.       INTERPRETATION

(1)      In this Agreement (including the Recitals):

         "CHARTER" has the meaning given to it in Section 4(2)(b) of this Agreement;

         "CLOSING" means the sale of the Shares by the Company to Investor;

         "COMMON STOCK" has the meaning given to it in Recital (A);

         "COMPANY" has the meaning given to it in introductory clause (1) of this Agreement;

         "FORM S-1" has the meaning given to it in Recital (D);

         "INVESTOR" has the meaning given to it in introductory clause (2) of this Agreement;

         "IPO" has the meaning given to it in Recital (A);

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         "PROSPECTUS" has the meaning given to it in Recital (E);

         "PURCHASE PRICE" means $15,000,000 in cash; and

         "SHARES" has the meaning given to it in Recital (B).

(2)      The headings in this Agreement do not affect its interpretation.

2.       SUBSCRIPTION

         Subject to the terms and conditions of this Agreement, Investor agrees to subscribe for the Shares, and the Company agrees to issue and sell the Shares to Investor.

3.       CLOSING

(1) At 9:00 A.M. (New York time) on October 5, 1999 or at such other time and/or date as the Closing occurs:

         (a) the Company shall issue the Shares and shall deliver a certificate, in definitive form and registered in such name(s) and in such denomination(s) as Investor shall request in writing not later than two full business days prior to the Closing, evidencing the Shares for the account(s) of Investor, against payment of the Purchase Price; and

         (b) Investor shall pay to the Company the Purchase Price in respect of the Shares in Federal (same day) funds.

(2) A certificate or certificates for the Shares to be delivered to Investor shall be in definitive form and delivered to Investor at the offices of Shearman & Sterling, Washington, DC, for the accounts of Investor on the Closing Date in accordance with the instructions delivered in accordance with clause 3(1)(a) above.

4.       REPRESENTATIONS AND WARRANTIES

(1)      The Company represents, warrants and undertakes to Investor as follows:

         (a) that the Recitals relating to the Company are in every material respect true and accurate and not misleading;

         (b) that the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with full power and authority to own, lease and operate its properties and assets and conduct its business materially as described in the Prospectus;


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         (c)      that the execution of this Agreement by the Company has been duly authorized by the Company, and this Agreement constitutes a legal, valid and binding obligation of the Company;

         (d)      that the Shares have been duly authorized by the Company;

         (e) that the Shares will, on issue and receipt of payment therefor in accordance with the terms of this Agreement, be validly issued in accordance with the law and regulations of the State of Delaware, fully paid and non-assessable and free from all liens, charges, encumbrances and other third party rights; and

         (f) that (i) the Form S-1, when it became effective, did not contain, and as amended or supplemented, if applicable, will not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and
                  (ii) the Prospectus will not contain, and, as amended or supplemented, if applicable, will not contain, any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this subclause 4(1)(f) do not apply to statements or omissions in the Form S-1 or the Prospectus based upon information relating to Investor furnished to the Company by Investor.

(2)      Investor represents, warrants and undertakes to the Company as follows:

         (a) that the Recitals relating to Investor are in every material respect true and accurate and not misleading;

         (b) that Investor is an international organization duly established and existing under the Agreement Establishing the European Bank for Reconstruction and Development of 29 May 1990 among the member countries and international organizations signatory thereto (the "Charter") with full power and authority to subscribe for the Shares as contemplated by this Agreement;

         (c) that the execution of this Agreement by Investor has been duly authorized by Investor, and this Agreement constitutes a legal, valid and binding obligation of Investor; and

         (d) that Investor is acquiring the Shares for its own account and without a view to the public distribution of the Shares or any interest therein.


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5.       CONDITIONS PRECEDENT

         The obligations of Investor to purchase the Shares are conditional upon the consummation of the IPO in all material respects as described in the Prospectus.

6.       UNDERTAKINGS

(1) For a period of 180 days after the date of the Prospectus, Investor will not offer, contract to sell, pledge or otherwise dispose of, directly or indirectly, any Shares, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of Deutsche Bank AG London, which consent shall not be unreasonably withheld, it being understood that the restrictions in this clause (6)(2) do not apply to any shares of Common Stock other than the Shares acquired pursuant to this Agreement.

7.       NOTICES

         Any notice or notification in any form to be given under this Agreement may be delivered in person or sent by telex, facsimile or telephone (subject in the case of a communication by telephone to confirmation by telex or facsimile) addressed to:

                  IN THE CASE OF THE COMPANY:

                  Golden Telecom, Inc.
                  12, Krasnokazarmennaya
                  Moscow, Russia  111250

                  Telephone:    +7-095-797-9300
                  Facsimile:    +7-095-797-9331
                  Attention:    General Counsel

                  WITH A COPY TO:

                  Global TeleSystems Group, Inc.
                  4121 Wilson Boulevard
                  8th Floor
                  Arlington, VA 22203

                  Facsimile:    +1-703-236-3101
                  Attention:    General Counsel


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                  IN THE CASE OF INVESTOR:

                  European Bank for Reconstruction and Development One Exchange Square
                  London EC2A 2EH

                  Facsimile:    +44-20-7338-6100
                  Attention:    Director, Telecommunications, Informatics &
                                Media Team


         Any such notice shall take effect, in the case of delivery, at the time of delivery and, in the case of telex or facsimile, at the time of dispatch.

8.       COUNTERPARTS

         This Agreement may be executed in any number of counterparts, all of which, taken together, shall constitute one and the same agreement and any party may enter into this Agreement by executing a counterpart.

9.       GOVERNING LAW

         THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

10.      PRIVILEGES AND IMMUNITIES OF THE BANK

         Nothing in this Agreement shall be construed as a waiver, renunciation or other modification of any immunities, privileges or exemptions of Investor accorded under the Charter, any international convention or any applicable law.


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         IN WITNESS of which this Agreement has been executed on the date written above.



GOLDEN TELECOM, INC.


By:   /s/  Jeffrey A. Riddell
      ----------------------------------------
      Name: Jeffrey A. Riddell
      Title: General Counsel and Secretary


EUROPEAN BANK FOR RECONSTRUCTION AND DEVELOPMENT


By:   /s/  Franck Noiret
      ----------------------------------------
      Name: Franck Noiret
      Title:  Principal Banker, Attorney-in-Fact


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